                                  December 22, 1994


To the Banks and Agents party to the Second Amended and Restated
Credit Agreement referred to below and The Chase Manhattan Bank
(National Association), as Administrative Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank (National Association) ("Chase") in connection with the Second Amended and Restated Credit Agreement dated as of December 22, 1994 (the "Credit Agreement") between Infinity Broadcasting Corporation (the "Company"); the persons identified in the signature pages thereof under the caption "BANKS" (the "Banks"); Chase, as administrative agent for the Banks (the "Administrative Agent"); Bank of America Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeenne, The First National Bank of Boston and National Westminster Bank USA, as co-agents for the Banks (the "Co-Agents"); and Chemical Bank, as collateral agent for the Banks (the "Collateral Agent"; and together with the Administrative Agent and the Co-Agents, the "Agents"). This opinion is being furnished to you pursuant to Section 6.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as defined therein.

          We have assumed for purposes of our opinion hereinafter set forth that the Credit Agreement has been duly authorized, executed and delivered by the Company, each Bank and each Agent, that each of the Infinity Term Loan Notes, the Infinity Acquisition Loan Notes, the Revolving Credit Notes and the Money Market Notes has been duly authorized, executed and delivered by the Company, that the HBC Term Loan Agreement has been duly authorized, executed and delivered by each of HBC and the Administrative Agent, that each of the HBC Term Loan Notes has been duly authorized, executed and delivered by HBC, that the Infinity of Boston Term Loan Agreement has been duly authorized, executed and delivered by each of Infinity of Boston and the Administrative Agent, that each of the Infinity of Boston Term Loan Notes has been duly authorized, executed and delivered by

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                          - 2 -

Infinity of Boston, that the Infinity of California Term Loan Agreement has been duly authorized, executed and delivered by each of Infinity of California and the Administrative Agent, that each of the Infinity of California Term Loan Notes has been duly authorized, executed and delivered by Infinity of California, that the SBC Term Loan Agreement has been duly authorized, executed and delivered by each of SBC and the Administrative Agent, that each of the SBC Term Loan Notes has been duly authorized, executed and delivered by SBC, that the Guarantee Agreement has been duly authorized, executed and delivered by each Obligor and the Administrative Agent, that the Security Agreement has been duly authorized, executed and delivered by each Obligor and the Collateral Agent, that each Obligor is duly incorporated and validly existing under the laws of its state of incorporation and has full power, authority and legal right to make and perform the Basic Documents to which it is a party and to grant the security interests granted by it under the Security Agreement, that the Company has full power, authority and legal right to borrow under the Credit Agreement and to make and perform the Notes made by it and that each of HBC, Infinity of Boston, Infinity of California and SBC has full power, authority and legal right to borrow under the Subsidiary Term Loan Agreement to which it is a party and to make and perform the Subsidiary Term Loan Notes made by it.

          We have examined originals or copies authenticated to our satisfaction of all such corporate records of the Obligors, agreements and other instruments, certificates of public officials and of officers and representatives of the Obligors and other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon representations and certificates of the Obligors and their officers.

          Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that each of the Credit Agreement, each of the Subsidiary Loan Agreements identified on Annex A hereto, the Guarantee Agreement and the Security Agreement constitutes the valid and binding obligation of each Obligor party thereto enforceable against such Obligor in accordance with its terms, that each of the Infinity Term Loan Notes, the Infinity Acquisition Loan Notes, the Revolving Credit Notes and the Money Market Notes when executed and delivered for value by the Company will constitute the valid and binding obligation of the Company enforceable in accordance with its terms and that each of the HBC Term Loan Notes, each of

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                          - 3 -

the Infinity of Boston Term Loan Notes, each of the Infinity of California Term Loan Notes and each of the SBC Term Loan Notes when executed and delivered for value by HBC, Infinity of Boston, Infinity of California and SBC, respectively, will constitute the valid and binding obligation of HBC, Infinity of Boston, Infinity of California and SBC, respectively, enforceable in accordance with its terms, except, in each case, as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and except that we express no opinion as to (i) Section 3.02(c) of the Guarantee Agreement,
(ii) Section 2.07 of the Guarantee Agreement, (iii) Section 2.08 of the Guarantee Agreement or (iv) the effect of the law of any jurisdiction (other than the State of New York) where any Bank (including any of its Applicable Lending Offices) may be located which limits rates of interest which may be charged or collected by such Bank. We express no opinion as to the effect of Federal and State laws regarding fraudulent conveyances, or of provisions of State laws restricting dividends, loans or other distributions by a corporation or for the benefit of its stockholders, on the validity or enforceability of any of the Basic Documents. In addition, we express no opinion as to (i) whether a Federal or State court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement, the HBC Term Loan Agreement, the Infinity of Boston Term Loan Agreement, the Infinity of California Term Loan Agreement, the SBC Term Loan Agreement, the Guarantee Agreement, the Security Agreement and the Notes, (ii) the second sentence of Section
11.10 of the Credit Agreement, the second sentence of Section
10.08 of the HBC Term Loan Agreement, the second sentence of
Section 10.08 of the Infinity of Boston Term Loan Agreement, the second sentence of Section 10.08 of the Infinity of California Term Loan Agreement, the second sentence of Section 10.08 of the SBC Term Loan Agreement, the second sentence of Section 4.08 of the Guarantee Agreement and the first sentence of Section 5.13 of the Security Agreement, insofar as each such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, the HBC Term Loan Agreement, the Infinity of Boston Term Loan Agreement, the Infinity of California Term Loan Agreement, the SBC Term Loan Agreement, the Guarantee Agreement, the Security Agreement or the Notes, (iii) the waiver of inconvenient forum set forth in
Section 11.10 of the Credit Agreement, Section 10.08 of the HBC Term Loan Agreement, Section 10.08 of the Infinity of Boston Term Loan Agreement, Section 10.08 of the Infinity of California Term Loan Agreement, Section 10.08 of the SBC Term Loan Agreement,
Section 4.08 of the Guarantee Agreement and Section 5.13 of the Security Agreement with respect to proceedings in the United States District Court for the Southern District of New York,

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                          - 4 -

(iv) Section 11.11 of the Credit Agreement, Section 10.09 of the HBC Term Loan Agreement, Section 10.09 of the Infinity of Boston Term Loan Agreement, Section 10.09 of the Infinity of California Term Loan Agreement, Section 10.09 of the SBC Term Loan Agreement, Section 4.09 of the Guarantee Agreement and
Section 5.14 of the Security Agreement, or (v) the right, title or interest of any Obligor in or to any Properties in which any Liens are purported to be created by the Security Agreement or the perfection or priority of any such Liens. Finally, we wish to point out that (x) the obligations of the Obligors under the Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Security Agreement, provided that, subject to clause (a) above, such limitations do not, in our opinion, make the remedies and procedures which will be afforded to the Agents and the Banks inadequate for the practical realization of the substantive benefits intended to be provided to the Agents and the Banks by the Security Agreement, (y) provisions of the Credit Agreement, the HBC Term Loan Agreement, the Infinity of Boston Term Loan Agreement, the Infinity of California Term Loan Agreement, the SBC Term Loan Agreement, the Guarantee Agreement and the Security Agreement which permit the Agents or any Bank to take action or make determinations may be subject to a requirement that such action by taken or such determinations be made on a reasonable basis and in good faith and (z) a holder of a Note may, under certain circumstances, be called upon to provide the outstanding amount of the Loans evidenced thereby.

          In connection with the above, we wish to point out that provisions of the Credit Agreement, the HBC Term Loan Agreement, the Infinity of Boston Term Loan Agreement, the Infinity of California Term Loan Agreement, the SBC Term Loan Agreement, the Guarantee Agreement or the Security Agreement which permit any Agent or any Bank to take action or make determinations, or to benefit from indemnities and similar undertakings of the Obligors, may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by an Agent or a Bank which may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

          We are members of the bar of the State of New York and we do not herein intend to express any opinion as to any matters governed by any laws other than the law of the State of New York and the Federal law of the United States of America.

                              Very truly yours,




PDR/WFC

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                                                  ANNEX A

                        Subsidiary Loan Agreements

1.   Amended and Restated Loan Agreement dated as of December 22,
     1994 between Hemisphere Broadcasting Corporation and The
     Chase Manhattan Bank (National Association), as
     Administrative Agent.

2.   Amended and Restated Loan Agreement dated as of December 22,
     1994 between Sagittarius Broadcasting Corporation and The
     Chase Manhattan Bank (National Association), as
     Administrative Agent.

3.   Amended and Restated Loan Agreement dated as of December 22,
     1994 between Infinity Broadcasting Corporation of Boston and
     The Chase Manhattan Bank (National Association), as
     Administrative Agent.

4.   Amended and Restated Loan Agreement dated as of December 22,
     1994 between Infinity Broadcasting Corporation of California and The Chase Manhattan Bank (National Association), as
     Administrative Agent.

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